As filed with the Securities and Exchange Commission on April 24, 2024

Registration No. 333-168097

Registration No. 333-225592

Registration No. 333-239192

Registration No. 333-274941

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-168097

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-225592

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-239192

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-274941

UNDER

THE SECURITIES ACT OF 1933

EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2828128
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Express Drive Columbus, Ohio 43230	43230
(Address of Principal Executive Offices)	(Zip Code)

Express, Inc. 2010 Incentive Compensation Plan

Express, Inc. 2018 Incentive Compensation Plan

Second Amended and Restated Express, Inc. 2018 Incentive Compensation Plan

Employment Inducement Grants

Employment Inducement Award Agreement

(Performance-Based Restricted Stock Units) with Stewart Glendinning

(Full title of the plan)

Laurel Krueger

Chief Legal Officer and Secretary

Express, Inc.

1 Express Drive

Columbus, Ohio 43230

(Name and address of agent for service)

(614) 474-4001

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment (this “Post-Effective Amendment”) filed by Express, Inc. (the “Registrant”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”):

1.	Registration Statement No. 333-168097, filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 14, 2010;

2.	Registration Statement No. 333-225592, filed with the Commission on June 13, 2018;

3.	Registration Statement No. 333-239192, filed with the Commission on June 15, 2020; and

4.	Registration Statement No. 333-274941, filed with the Commission on October 11, 2023.

On April 22, 2024, the Registrant and certain of its direct and indirect subsidiaries commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware.

As a result of the Chapter 11 Cases, the Registrant has terminated any and all offerings and sales of securities pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendment, any securities of the Registrant which remain unsold at the termination of the offerings, the Registrant hereby removes and withdraws from registration any and all shares of its common stock, par value $0.01 per share, registered under the Registration Statements that remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such shares, and the Registrant hereby terminates the effectiveness of the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on April 24, 2024.

EXPRESS, INC.

By:	/s/ Stewart Glendinning
Name: Stewart Glendinning
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities on April 24, 2024.

By:	/s/ Michael G. Archbold
Michael G. Archbold
Director

By:	/s/ Terry Davenport
Terry Davenport
Director

By:	/s/ Karen Leever
Karen Leever
Director

By:	/s/ Patricia E. Lopez
Patricia E. Lopez
Director

By:	/s/ Mylle Mangum
Mylle Mangum
Director

By:	/s/ Satish Mehta
Satish Mehta
Director

By:	/s/ Peter Swinburn
Peter Swinburn
Director

By:	/s/ William Transier
William Transier
Director

Note: No other person is required to sign this Post-Effective Amendment in reliance on Rule 478 under the Securities Act of 1933.

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